Exhibit 99.1

Credo Technology Group Holding Ltd Reports Fourth Quarter and Fiscal Year 2023
Financial Results

San Jose, Calif. (May 31, 2023) - Credo Technology Group Holding Ltd (Nasdaq: CRDO), an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase throughout the data infrastructure market, today reported financial results for the fourth quarter and full fiscal year 2023, ended April 29, 2023.

Fourth Quarter of Fiscal Year 2023 Financial Highlights

•Revenue of $32.1 million, decreased by 14.5% year over year
•GAAP gross margin of 57.9% and non-GAAP gross margin of 58.2%
•GAAP operating expenses of $35.0 million and non-GAAP operating expenses of $27.2 million
•GAAP net loss of $15.9 million and non-GAAP net loss of $5.7 million
•GAAP diluted net loss per share of $0.11 and non-GAAP diluted net loss per share of $0.04
•Ending cash and short-term investment balance of $217.8 million

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “In fiscal 2023, Credo achieved just over $184M in revenue, a 73% increase compared to fiscal 2022. Most recently, the hyperscale landscape has shifted swiftly and dramatically. Compute is now facing a new horizon – generative AI. We see this shift accelerating the demand for energy-efficient connectivity solutions that perform at the highest speeds, which is exactly where Credo excels. We believe this technology acceleration increases the degree of difficulty and will naturally slim the field of market participants. We remain confident that our technology innovation and market leadership will fuel our growth as these opportunities materialize.”

First Quarter of Fiscal Year 2024 Financial Outlook

•Revenue is expected to be between $33.0 million and $35.0 million
•GAAP gross margin is expected to be between 57.8% and 59.8%, and non-GAAP gross margin is expected to be between 58.0% and 60.0%
•GAAP operating expenses are expected to be between $34.0 million and $36.0 million, and non-GAAP operating expenses are expected to be between $26.0 million and $28.0 million

Webcast and Conference Call Information

Credo will conduct a conference call on Wednesday, May 31, 2023, at 2:00 p.m. Pacific Time to discuss its financial results for the fourth quarter and fiscal year 2023, ended April 29, 2023. Interested parties may join the conference call by registering online at https://register.vevent.com/register/BI2ecd39448de04c82b9f4003b106b134a. After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. It is recommended that participants register and dial in for the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com/. A replay of the webcast will be available via the web at http://investors.credosemi.com/.

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliation of these non-GAAP measures to their comparable GAAP measures is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, asset impairment and related charges (if applicable), and the related tax effect adjustment to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s annual GAAP income, adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period-specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate, such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a non-GAAP net loss, and calculated using non-GAAP diluted weighted average shares outstanding when there is a non-GAAP net income. Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of share-based compensation expenses expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to, any statements regarding: launches of new or expansion of existing products or services; technology developments and innovation; our plans, strategies or objectives with respect to future operations; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions, or their negatives, may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that may cause actual events or results to differ materially from those described in this press release. Readers are encouraged to review risk factors and all other disclosures appearing in Credo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on June 8, 2022, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, Credo’s website or Credo’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Our mission is to deliver high-speed solutions to break bandwidth barriers on every wired connection in the data infrastructure market. Credo is an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase exponentially throughout the data infrastructure market. Our innovations ease system bandwidth bottlenecks while simultaneously improving on power, security and reliability. Our connectivity solutions are optimized for optical and electrical Ethernet applications, including the 100G (or Gigabits per second), 200G, 400G, 800G and emerging 1.6T (or Terabits per second) port markets. Our products are based on our proprietary Serializer/Deserializer (SerDes) and Digital Signal Processor (DSP) technologies. Our product families include integrated circuits (ICs), Active Electrical Cables (AECs) and SerDes Chiplets. Our intellectual property (IP) solutions consist primarily of SerDes IP licensing.

Investor Relations Contact:

Dan O’Neil
IR@credosemi.com

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	April 29, 2023	January 28, 2023	April 30, 2022	April 29, 2023	April 30, 2022
Revenue:
Product sales	$23,830	$38,033	$25,298	$141,475	$73,721
Product engineering services	2,571	3,635	1,113	10,780	7,741
IP license	5,265	11,715	11,115	29,444	23,309
IP license engineering services	422	887	—	2,495	1,706
Total revenue	32,088	54,270	37,526	184,194	106,477
Cost of revenue:
Cost of product sales revenue	13,127	21,833	13,646	75,143	40,082
Cost of product engineering services revenue	226	228	111	972	1,918
Cost of IP license revenue	—	—	—	1,179	—
Cost of IP license engineering services revenue	150	222	—	706	462
Total cost of revenue	13,503	22,283	13,757	78,000	42,462
Gross profit	18,585	31,987	23,769	106,194	64,015
Operating expenses:
Research and development	21,403	20,530	15,461	76,774	47,949
Selling, general and administrative	13,574	11,936	11,507	48,248	34,900
Impairment charges	—	2,407	3,134	2,407	3,134
Total operating expenses	34,977	34,873	30,102	127,429	85,983
Operating loss	(16,392)	(2,886)	(6,333)	(21,235)	(21,968)
Other income (expense), net	1,703	2,530	(175)	3,321	(245)
Loss before income taxes	(14,689)	(356)	(6,508)	(17,914)	(22,213)
Provision (benefit) for income taxes	1,248	(3,179)	(1,153)	(1,367)	(37)
Net income (loss)	$(15,937)	$2,823	$(5,355)	$(16,547)	$(22,176)
Net income (loss) per share:
Basic	$(0.11)	$0.02	$(0.04)	$(0.11)	$(0.25)
Diluted	$(0.11)	$0.02	$(0.04)	$(0.11)	$(0.25)
Weighted average shares used in computing net income (loss) per share:
Basic	148,212	146,908	144,501	147,145	88,398
Diluted	148,212	156,519	144,501	147,145	88,398

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	April 29, 2023	April 30, 2022
Assets
Current assets:
Cash and cash equivalents	$108,583	$259,322
Short-term investments	109,228	—
Accounts receivable	49,541	29,524
Inventories	46,023	27,337
Contract assets	9,445	10,071
Prepaid expenses and other current assets	5,412	5,923
Total current assets	328,232	332,177
Property and equipment, net	40,222	21,844
Right-of-use assets	14,860	16,954
Other non-current assets	13,975	4,714
Total assets	$397,289	$375,689
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$6,067	$8,487
Accrued compensation and benefits	6,471	4,713
Accrued expenses and other current liabilities	14,454	12,063
Deferred revenue	4,040	1,234
Total current liabilities	31,032	26,497
Non-current operating lease liabilities	12,869	14,809
Other non-current liabilities	5,753	220
Total liabilities	49,654	41,526
Shareholders' equity:
Ordinary shares	7	7
Additional paid-in capital	454,795	424,562
Accumulated other comprehensive income (loss)	(191)	23
Accumulated deficit	(106,976)	(90,429)
Total shareholders' equity	347,635	334,163
Total liabilities and shareholders' equity	$397,289	$375,689

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP Results (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Year Ended
	April 29, 2023	January 28, 2023	April 30, 2022	April 29, 2023	April 30, 2022
GAAP gross profit	$18,585	$31,987	$23,769	$106,194	$64,015
Reconciling item:
Share-based compensation	83	98	40	634	220
Total reconciling item	83	98	40	634	220
Non-GAAP gross profit (A)	$18,668	$32,085	$23,809	$106,828	$64,235

GAAP gross margin	57.9%	58.9%	63.3%	57.7%	60.1%
Non-GAAP gross margin	58.2%	59.1%	63.4%	58.0%	60.3%

Total GAAP operating expenses	$34,977	$34,873	$30,102	$127,429	$85,983
Reconciling items:
Share-based compensation	(7,827)	(5,071)	(5,328)	(22,882)	(8,968)
Impairment and related charges	—	(4,151)	(3,134)	(4,151)	(3,134)
Total reconciling items	(7,827)	(9,222)	(8,462)	(27,033)	(12,102)
Total Non-GAAP operating expenses (B)	$27,150	$25,651	$21,640	$100,396	$73,881

GAAP operating loss	$(16,392)	$(2,886)	$(6,333)	$(21,235)	$(21,968)
Non-GAAP operating income (loss) (A-B)	$(8,482)	$6,434	$2,169	$6,432	$(9,646)

GAAP operating loss margin	(51.1)%	(5.3)%	(16.9)%	(11.5)%	(20.6)%
Non-GAAP operating income (loss) margin	(26.4)%	11.9%	5.8%	3.5%	(9.1)%

GAAP net income (loss)	$(15,937)	$2,823	$(5,355)	$(16,547)	$(22,176)
Reconciling items:
Share-based compensation	7,910	5,169	5,368	23,516	9,188
Impairment and related charges	—	4,151	3,134	4,151	3,134
Pre-tax total reconciling items	7,910	9,320	8,502	27,667	12,322
Other income tax effects and adjustments	2,299	(4,952)	(611)	(2,433)	(1,049)
Non-GAAP net income (loss)	$(5,728)	$7,191	$2,536	$8,687	$(10,903)

GAAP weighted average shares - basic	148,212	146,908	144,501	147,145	88,398
GAAP weighted average shares - diluted	148,212	156,519	144,501	147,145	88,398
Non-GAAP adjustment	—	3,837	13,732	13,838	—
Non-GAAP weighted average shares - diluted	148,212	160,356	158,233	160,983	88,398

GAAP diluted net income (loss) per share	$(0.11)	$0.02	$(0.04)	$(0.11)	$(0.25)
Non-GAAP diluted net income (loss) per share	$(0.04)	$0.04	$0.02	$0.05	$(0.12)

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Three Months Ended July 29, 2023
	Low	High

GAAP gross margin	57.8%	59.8%
Reconciling item:
Share-based compensation	0.2%	0.2%
Total reconciling item	0.2%	0.2%
Non-GAAP gross margin	58.0%	60.0%

Total GAAP operating expenses	$34.0	$36.0
Reconciling item:
Share-based compensation	8.0	8.0
Total reconciling item	8.0	8.0
Total non-GAAP operating expenses	$26.0	$28.0